                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                     [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

                           DUSA Pharmaceuticals, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:

       5)     Total fee paid:

[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                          [DUSA PHARMACEUTICALS LOGO]

                           DUSA PHARMACEUTICALS, INC.
                                 25 UPTON DRIVE
                        WILMINGTON, MASSACHUSETTS 01887

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 10, 2004

TO THE SHAREHOLDERS OF
DUSA PHARMACEUTICALS, INC.

YOU ARE HEREBY NOTIFIED that the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. will be held on Thursday, June 10, 2004, at 11:00 a.m. at the Company's offices located at 25 Upton Drive, Wilmington, Massachusetts to consider and act upon the following matters:

       (1)  Election of six (6) directors;

       (2) Ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year 2004;

       (3) Ratification of the amendment to the 1996 Omnibus Plan, as amended, to increase the number of shares of common stock reserved for issuance pursuant to the plan from 2,753,328 to 3,343,874 shares, which is 20% of the shares outstanding as of April 20, 2004, the record date for the 2004 Annual Meeting of Shareholders; and

       (4) Transaction of any other business that may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 20, 2004 are entitled to notice of, and to vote at the meeting, or any adjournment or adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROMPT RETURN OF YOUR PROXY WILL ASSIST US IN PREPARING FOR THE ANNUAL MEETING. THE PROXY DOES NOT REQUIRE ANY POSTAGE IF IT IS MAILED IN THE UNITED STATES OR CANADA.

                                     By Order of the Board of Directors,

                                     /s/ Nanette W. Mantell

                                     Nanette W. Mantell, Esq.
                                     Secretary

Dated: April 28, 2004

                           DUSA PHARMACEUTICALS, INC.

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of DUSA Pharmaceuticals, Inc. ("DUSA" or the "Company"). If properly signed and returned, and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given.

     The Company, a New Jersey corporation, maintains principal executive offices at 25 Upton Drive, Wilmington, Massachusetts. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about May 7, 2004. DUSA's Annual Report for 2003, including financial statements for the year ended December 31, 2003, is being mailed to shareholders at the same time.

SHAREHOLDERS ENTITLED TO VOTE.

     Holders of record of shares of DUSA common stock at the close of business on April 20, 2004 are entitled to notice of and to vote at the annual meeting and at any and all adjournments or postponements of the meeting. On the record date there were 16,719,372 shares of common stock without par value ("Common Stock") outstanding and entitled to vote. These shares were the only shares outstanding of the Company. Each share entitles its owner to one vote. The holders of one-third of the shares that are outstanding and entitled to vote at the annual meeting must be present, in person or represented by proxy, in order to constitute a quorum for all matters to come before the meeting.

     Other than the vote for the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting for such matter. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The nominees may vote the shares only on matters deemed routine, such as the election of directors and ratification of the selection of the auditors. The Company's management currently owns less than one percent of the Company's outstanding Common Stock.

HOW TO VOTE.

     If you are a shareholder of record (that is a shareholder who holds shares in his/her own name), you can vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted "FOR" Proposals 1, 2 and 3 and will be voted in the proxy holder's discretion as to other matters that may come before the annual meeting.

     If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

CHANGING YOUR VOTE.

     You may change your vote at any time before the proxy is exercised, by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the annual meeting or by giving written notice to the Secretary of the Company. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the annual meeting.

REDUCE DUPLICATE MAILINGS.

     The Company is required to provide an Annual Report and proxy statement to all shareholders. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple proxy statements, Annual Reports and other information statements. To do so, please mark the designated box on each proxy card for which you wish to discontinue to receive duplicate documents. Your consent to cease delivery of the Annual Report, proxy statements and other information statements shall be effective for five (5) years or until you revoke your consent. You may revoke your consent at any time by contacting Ms. Shari Lovell, in writing, at the Company's office located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or by calling 1-800-607-2530. Delivery of individual copies of the documents shall resume within thirty (30) days of our receipt of your request.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Six (6) directors will be elected to hold office until the next Annual Meeting of Shareholders and/or until their successors have been duly elected and qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies FOR the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.

                                    NOMINEES

     Set forth below is certain information about the nominees for election to the DUSA Board of Directors. The name, age and current position with the Company, if any, of each director is listed below, followed by summaries of their backgrounds and principal occupations. All of the nominees, except for Mr. Moliteus, who was appointed as a director in July 2003, were elected to the Board of Directors at the last annual meeting and all are currently serving as directors of the Company.

                                                                                                       DATE
                 NAME                    AGE                          POSITION                       ELECTED
                 ----                    ---                          --------                       -------
D. Geoffrey Shulman, MD, FRCPC.........  49          President, Chief Executive Officer and
                                                     Director                                         9/05/91
John H. Abeles, MD(1)(3)...............  59          Director                                         8/02/94
David M. Bartash(1)(2).................  61          Director                                        11/16/01
Jay M. Haft, Esq(1)(2)(3)..............  68          Chairman of the Board, Lead Director and
                                                     Director                                         9/16/96
Richard C. Lufkin(1)(3)................  57          Director                                         1/27/92
Magnus Moliteus(2).....................  65          Director                                         7/25/03

----------------------------

(1)   Member of the Audit Committee.

(2)   Member of the Compensation Committee.

(3)   Member of the Nominating and Corporate Governance Committee.

     D. Geoffrey Shulman, MD, FRCPC, is the Company's founder, President and CEO and formerly served as our Chairman. Dr. Shulman, a dermatologist, was the President and a director of Draxis Health Inc. from its founding in October 1987 until May 1990, was Co-Chairman from October 1990 to April 1993, and Chairman of the Board from April 1993 until March 1996. Dr. Shulman also participates, on a limited basis, in a private dermatology practice.

     John H. Abeles, MD, who serves as the Chairman of our Nominating and Corporate Governance Committee, is the President and founder of MedVest, Inc. which, since 1980, has provided consulting services to health care and high technology companies. He is also the Chief Executive Officer of UniMedica, Inc., a provider of medical educational services and materials. Dr. Abeles is a member of the Boards of Directors of I-Flow Corporation, Oryx Technology, Inc., Molecular Diagnostics Inc. and Encore Medical Corporation.

     David M. Bartash, is the President and founder of Bartash and Company, a consulting company which, since 1990, has been providing consulting services for the healthcare industry, including research for the healthcare investment community and support services for venture start-ups.

     Jay M. Haft, Esq., who serves as our Chairman of the Board, Lead Director and Chairman of the Compensation Committee, is a strategic and financial consultant for growth-stage companies. He was a senior corporate partner of the law firm of Parker, Duryee, Rosoff & Haft from 1989 to 1994, was of counsel to Parker, Duryee, Rosoff & Haft from 1994 until 2002 and is currently of counsel to Reed Smith LLP. Mr. Haft is a member of the Boards of Directors of DCAP Group Inc., Encore Medical Corporation and Oryx Technology Corporation.

     Richard C. Lufkin, who serves as the Chairman of our Audit Committee, is the principal of Enterprise Development Associates, a proprietorship formed in 1985 which provides consulting and venture support services to early stage technology-based companies, principally in the life sciences. He is also a co-founder, consultant to, and former Chief Financial Officer of Linguagen Corp., a development-stage, privately-held, biotechnology firm.

     Magnus Moliteus is a consultant to the healthcare industry and Chairman of COM Consulting Inc., a privately held firm, which enhances Swedish-American relations particularly between health care companies. From 1995 to 2001, when he became a full-time consultant, Mr. Moliteus served as Executive Director of Invest in Sweden Agency, U.S., a Swedish government agency. From 1977 to 1990, he was Chief Executive Officer of Pharmacia, Inc. (now owned by Pfizer, Inc.).

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                             DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no cash compensation for their services as directors or as members of committees. Outside directors receive $25,000 per year, as annual compensation, regardless of the number of Board or Committee meetings they attend. Directors serving on the Audit Committee receive an additional $5,000 per year. Also, directors are paid out-of-pocket expenses related to their attendance. Directors are awarded options to purchase 15,000 shares of Common Stock on June 30th of the first year of service or as of the close of business thirty (30) days following his/her election, whichever shall first occur, and options for 10,000 shares of Common Stock on June 30th of each year following their reelection.

                      MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2003, there were eight meetings of the Board of Directors. Each incumbent director attended at least 75% of the meetings of the Board of Directors and its committees. The Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee, a Compensation Committee and the Committee of the Independent Directors. Mr. Haft, our Chairman of the Board and Lead Director, will preside at meetings of the Committee of the Independent Directors.

     The Audit Committee currently consists of the outside directors: Messrs. Haft, Lufkin, Bartash and Dr. Abeles. All of the members of our Audit Committee are independent directors in accordance with the rules of the Nasdaq Stock Market. The Audit Committee, with Mr. Lufkin serving as Chairman, provides oversight of the Company's accounting functions and acts as liaison between the Board of Directors and the outside independent auditors. The Committee reviews with the independent auditors the unaudited quarterly financial statements, the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. In performing these functions, the Audit Committee meets periodically with the independent auditors (including in private sessions), and with management. In addition, the Audit Committee selects the independent auditors for appointment by the Board of Directors. The Audit Committee met four times during 2003.

     The Nominating and Corporate Governance Committee, which was formerly known as the Nominating Committee, currently consists of Messrs. Haft, Lufkin and Dr. Abeles, who serves as its Chairman. All of the members of our Nominating and Corporate Governance Committee are independent directors in accordance with the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee's purpose is to identify and evaluate the qualifications of individuals to become members of the Board of Directors, to select the director nominees, to develop and recommend corporate governance principles to the Board of Directors and to provide oversight and guidance to the Board of Directors to assure compliance with its corporate governance policies and principles. There was one meeting of this Committee in 2003. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee for director should write to: Administrator, Nominating and Corporate Governance Committee, DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887 stating, in detail, the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is located on the Company's website at www.dusapharma.com.

     Among the central purposes of the Nominating and Corporate Governance Committee are identifying individuals qualified to become members of the Board of Directors and reviewing the qualifications of candidates and selecting the director nominees to be voted on at each annual meeting of shareholders. In effectuating those purposes, the Nominating and Corporate Governance Committee is charged with ensuring that the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company. The following criteria have been identified by the Nominating and Corporate Governance Committee, and adopted by the Board of Directors, to guide the Nominating and Corporate Governance Committee in selecting nominees:

     1. Directors should be of the highest ethical character and share the values of DUSA;

     2. Directors should have personal and professional reputations that compliment and enhance the image and standing of DUSA;

     3. Directors should be leaders in their field of endeavor, with exemplary qualifications;

     4. The Committee should generally seek current and/or former officers and/or directors of companies and organizations, including scientific, government, educational and other non-profit institutions;

     5. The Committee should seek directors so the Board is comprised of directors who collectively are knowledgeable in the fields of pharmaceuticals and device development, particularly those areas of research, development and commercialization undertaken by the Company;

     6. Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

     7.  Directors should generally not serve on more than six boards;

     8. At least two-thirds of the directors on the Board should be "independent" as defined by The Nasdaq Stock Market, Inc. and should not have any real or apparent conflicts of interest in serving as a director; and

     9. Each director should have the ability to exercise sound, independent business judgment.

     The Committee applies the same criteria to all nominees for the Board irrespective of the source of such nominee.

     The Compensation Committee currently consists of Messrs. Bartash. Moliteus and Haft, who serves as its Chairman. The Compensation Committee considers executive compensation of the Company's key officers and compensation of directors. The Committee also considers employee benefits which may be appropriate as the Company grows, and develops policies and procedures. The Compensation Committee normally meets annually. It met for once in 2003 to establish compensation for 2003 and to award bonuses for 2002 and once in February 2004 to establish compensation for 2004 and to award bonuses for 2003.

             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year 2004. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Audit Committee has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. A majority of the votes cast, in person or by proxy, at the annual meeting is required for ratification. A representative of Deloitte & Touche LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal years 2003 and 2002 were $92,000 and $114,000, respectively.

AUDIT RELATED FEES

     Other than the fees described under the caption "Audit Fees" above, Deloitte & Touche LLP did not bill any fees for services rendered to us during fiscal years 2003 and 2002 for assurance and related services in connection with the audit or review of our consolidated financial statements.

TAX FEES

     The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, for tax services for the fiscal years ended December 31, 2003 and 2002, were $20,000 and $14,000, respectively.

ALL OTHER FEES

     There were no fees billed by Deloitte & Touche LLP for professional services rendered for the fiscal year ended December 31, 2003 and 2002.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

     In considering the nature of the services provided by the independent auditor, which were pre-approved in accordance with procedures required by the Audit Committee Charter, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                 PROPOSAL NO. 3 - RATIFICATION OF AMENDMENT TO
                  THE COMPANY'S 1996 OMNIBUS PLAN, AS AMENDED.

     The Company's 1996 Omnibus Plan, as amended (the "Plan"), was ratified by the Company's shareholders at the 1996 Annual Meeting of Shareholders. The Company's shareholders approved amendments to the 1996 Omnibus Plan in June 1997, June 1998, and June 2001.

     The Plan currently provides for the granting of awards to purchase up to a maximum of 20% of the 13,766,640 shares of the Company's Common Stock that were outstanding as of April 1, 2001, or 2,753,328 shares. The Plan authorizes the granting of nonqualified stock options ("NQSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), which are the right to receive, upon surrender of the right, but without payment, an amount payable in cash, and restricted stock or other securities to directors, officers, employees and consultants of the Company. The Plan provides that NQSOs, ISOs and SARs generally vest over four (4) years at a rate of twenty-five percent (25%) per year subject to certain conditions involving continuous periods of service or engagement. The exercise price of options shall be not less than the fair market value of the Company's Common Stock on the date of the grant. Grantees may pay the exercise price by surrender of the Company's Common Stock or cash or a combination of stock and cash. The options expire ten (10) years from the date of the grant. The Plan may be administered by a Committee or the Board of Directors. The market value of the Common Stock on April 20, 2004 was $11.76, based on the closing price on the Nasdaq National Market for that day. We currently have six directors, approximately 56 employees, including seven executive officers, one of whom is also a director, and approximately seven consultants.

     Grants may be made to key employees and consultants of the Company solely at the discretion of the Board of Directors or the Committee. Directors of the Company are eligible to receive grants of NQSOs, as determined by the members of the Board of Directors, subject to the terms and conditions of the Plan. In addition, each individual who agrees to become a director receives a grant of 15,000 options to purchase shares of Common Stock of the Company on June 30th of the first year of service or as of the close of business thirty (30) days following his/her election, whichever shall first occur. Each individual who is a continuing director on June 30th of each year automatically receives 10,000 options to purchase shares of Common Stock of the Company. The options granted pursuant to these automatic grants vest immediately.

TAX EFFECTS OF 1996 PLAN PARTICIPATION

     The following summary discusses certain of the United States and Canadian federal income tax consequences associated with stock awards granted under the Plan.

UNITED STATES TAX CONSEQUENCES

     Non-Qualified Stock Options - DUSA's nonqualified stock options are not taxed at the time of the grant. Therefore, a participant will not realize income, for federal tax purposes, when a non-qualified options is granted, nor will DUSA be entitled to any federal tax deduction in connection with the grant. Upon the purchase of the Common Stock, a participant will recognize ordinary income in the amount of the value of the stock purchased, less the exercise price of the option. This ordinary income will also be a deduction for DUSA for federal income tax purposes. The gain or loss on the sale of the Common Stock is taxed at capital gain rates.

     Incentive Stock Options - A participant will not recognize any income when an incentive stock option is granted. A participant will not recognize any taxable income when an incentive stock option is exercised. However, the excess of the fair market value of the shares acquired over the option price paid constitutes an item of "tax preference" for purposes of computing the "alternative minimum tax" and would need to be included in the determination of the alternative minimum tax. When the Common

Stock is sold, the employee will ordinarily realize long-term capital gain on the excess of the sales price over the exercise price, provided that the participant has held the Common Stock at least one (1) year from the date the option was exercised and more than two (2) years from the date the option was granted. DUSA will not be entitled to any federal tax deduction in connection with any option which meets these holding period requirements.

     If either of the holding periods is not satisfied, any gain on the sale of the Common Stock will, generally, be treated as ordinary income. In the event the amount realized on the sale of the Common Stock exceeds the fair market value of the shares at the time of exercise, then gain associated with the excess amount will be taxed at capital gain rates. DUSA will be entitled to a Federal income tax deduction in an amount equal to the portion of the participant's gain which is taxed as ordinary income.

     Restricted Stock - Restricted Stock are shares of DUSA Common Stock that are transferred to a director, employee or consultant, subject to a substantial risk of forfeiture. Typically this substantial risk of forfeiture lapses when the recipient either meets certain predetermined performance goals or satisfies a service requirement.

     Under the currently applicable provisions of the Internal Revenue Code, the timing and/or the amount of the recipient's ordinary income and capital gain/loss with respect to restricted shares depends upon whether the individual makes an IRC Section 83(b) election at the time the shares are transferred. If no Section 83(b) election is made, the recipient of the restricted stock grant recognizes ordinary income on the date upon which the substantial risk of forfeiture placed upon the shares lapses. DUSA is entitled to a compensation deduction equal to the income recognized by the recipient. Any dividends received during the restriction period are also treated as ordinary income to the individual. These payments are also deductible by DUSA as compensation expense.

     When the shares are ultimately disposed of, any gain in excess of the individual's tax basis in the shares (ordinary income recognized upon vesting plus any amount paid for the shares) is taxed as capital gain or loss (long term or short term depending upon the holding period). The holding period begins on the date the restrictions lapse.

     Restricted stock recipients can make a Section 83(b) election to include in current income the fair market value of the shares at transfer (less any amount paid for the shares). The income recognized by the individual as a result of the
Section 83(b) election is treated as ordinary income which is subject to all applicable income reporting and payroll tax reporting requirements. DUSA is entitled to a tax deduction equal to the ordinary income recognized by the recipient. Any dividends received during the vesting period are treated as dividend income. DUSA is not entitled to a compensation deduction with respect to such dividends.

     In the event a timely Section 83(b) election is made, the subsequent lapse of the substantial risk of forfeiture on the shares is not a taxable event. When the shares are sold, any gain or loss in excess of the individual's tax basis (the amount paid for the share, if any, plus the income recognized as a result of the Section 83(b) election) is taxed as capital gain/loss. The holding period is measured as from the date on which the shares were transferred. If shares upon which a timely Section 83(b) election has been made are subsequently forfeited, the amount paid for the shares (if any) can be taken as a capital loss. The individual cannot, however, take a loss in connection with any income recognized as a result of the Section 83(b) election.

     ERISA - The 1996 Plan is not qualified under Section 401(a) of the Internal Revenue Code. Also various state tax laws may provide tax consequences that vary significantly from those described above.

CANADIAN TAX CONSEQUENCES

(i)  EMPLOYEES

     Stock Options - A Canadian resident is subject to tax on income, computed in Canadian dollars, from all worldwide sources. A participant who receives an option to acquire Common Stock issued as a result of his or her employment will not realize any income when the stock option is granted. At the time the stock option is exercised, unless certain elections described below is available and the election is made, the Canadian resident employee is considered to have received a taxable employment benefit equal to the difference between the fair market value of the shares at the time the option is exercised and the price paid for the shares under the option agreement. This employment benefit is included in income and is subject to tax in Canada. The Canadian resident employee may be entitled to a deduction from income equal to 50% of the taxable employment benefit provided that: the amount paid by the employee to acquire the DUSA Common Stock is not less than the fair market value of the shares at the time the option was granted, the employee is dealing at arm's length with DUSA before and immediately after the option is granted and the shares purchased are prescribed shares (i.e., generally non-convertible ordinary common shares).

     A Canadian resident individual may be able to defer the realization of income that would otherwise be included in the year the DUSA option is exercised. This deferral is available, in certain circumstances, when the employee exercises a stock option in respect of prescribed shares that are listed on NASDAQ or another approved stock exchange and the employee elects to defer the income inclusion. If such an election is made, the employee stock option benefit that the individual would otherwise be required to include in the individual's income for the year in which the option was exercised may be deferred. In order to claim a deferral, an election must be timely filed in the proper form and manner and is subject to certain limitations. If available, the deferral applies only to the first CDN$100,000 worth of options that vest in any year. The value of an option for this purpose is considered to be equal to the value of the optioned share at the time the option was granted.

     Restricted Stock - In general, where DUSA has agreed to sell or issue shares to an employee, the Canadian tax consequences described with respect to stock option plans are generally applicable. A Canadian resident employee who receives grants of stock pursuant to the 1996 Plan which are subject to restrictions on transfer, will generally be subject to the stock option rules. The employee would be required to include in income from employment an amount equal to the fair market value of the shares at the time the shares are acquired as a taxable employment benefit assuming the employee did not pay any amount to acquire the shares. The employee would not be entitled to claim either the 50% deduction or the deferral described above. When the shares are sold, the employee will realize either a capital gain or a capital loss.

INDEPENDENT CONTRACTORS

     Stock Options - In general, consultants who are independent contractors are required to report business income on an accrual basis whether or not such income is received. Accordingly, Canadian resident consultants may be subject to Canadian income tax on such business profits whether or not an amount has been received based on general principles of computation of business income.

     If a consultant receives a grant of DUSA stock options in consideration for services performed by the consultant, for tax purposes the grant of options will be considered to be a payment in kind in respect of those services and will be included in the computation of business income. As a payment in kind, the consultant will generally be required to include the fair market value of the options received in computing the consultant's business income for the year in which the options are granted. The cost to the consultant of each option received will equal to the fair market value of the option at the time it is received.

     The subsequent tax consequences to a consultant who holds options to acquire shares of DUSA will normally depend on whether the consultant holds the options as capital properties or as part of the inventory of a business. How any DUSA stock options are held by a particular consultant will be a question of fact that will depend on the particular circumstances of the consultant.

     Restricted Stock - A Canadian resident consultant who receives a grant of Restricted Stock pursuant to the Plan will generally be required to include the fair market value of the stock received or receivable in the computation of business income for tax purposes, assuming the consultant did not pay any amount to acquire the shares. The general tax consequences applicable to a consultant who holds shares will also generally depend on whether the consultant holds the shares as capital properties or otherwise. On the assumption that the consultant holds the shares as capital properties, the consultant will realize either a capital gain or a capital loss on a subsequent disposition of the shares. For purposes of computing the capital gain or capital loss, the adjusted cost base of the shares to the consultant will generally be equal to the fair market value of the shares at the time they were acquired by the consultant.

     As of March 31, 2004, the following directors, named executive officers and groups had received option grants under the Plan to purchase the number of shares indicated following their respective names: Jay M. Haft, Chairman of the Board, Lead Director and Nominee, 90,000 shares; John H. Abeles, Director and Nominee, 85,000 shares; David M. Bartash, Director and Nominee, 37,500 shares; Richard C. Lufkin, Director and Nominee, 85,000 shares; Magnus Moliteus, Director and Nominee, 15,000 shares; D. Geoffrey Shulman, Chief Executive Officer, President, Director and Nominee, 930,000 shares; Mark C. Carota, Vice President, Operations, 97,500 shares; Scott Lundahl, Vice President, Intellectual Property and Regulatory Affairs, 140,000 shares; Stuart L. Marcus, MD, Ph.D., Vice President, Scientific Affairs and Chief Medical Officer, 235,000 shares; Paul A. Sowyrda, Vice President, Marketing and Sales, 112,500 shares; all current executive officers as a group, 1,629,000 shares; all current directors who are not executive officers as a group, 312,500 shares; and all employees, who are not executive officers, as a group, 532,250 shares.

     As of March 31, 2004, there were 1,621,250 NQSOs, 918,625 ISOs, and 29,722 shares in other awards outstanding pursuant to the Plan, totaling approximately nineteen percent (19%) of shares outstanding as of April 1, 2001, leaving 152,856 shares available for grant under the Plan as of March 31, 2004. On June 30, 2004, following the 2004 Annual Meeting of Shareholders, an additional

60,000 NQSOs will automatically be granted to the members of the Board of Directors according to the terms of the Plan.

     The Board of Directors has approved an additional amendment to the Plan. This amendment would increase the number of shares available for issuance upon exercise of options or other awards granted under the Plan to twenty percent (20%) of the number of shares of Common Stock outstanding as of the record date, or a maximum of 3,343,874 shares. Under the present cap of twenty percent (20%) of shares outstanding based on the shares outstanding as of April 1, 2001, only a limited number of options remain available for grants. The Board of Directors recognized that DUSA has hired and expects to continue to hire a significant number of employees in the next year. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the Plan is necessary to continue the effectiveness of the Plan in attracting, motivating and retaining employees, consultants, and directors with appropriate experience and ability; and to increase grantees' alignment of interest with the Company's shareholders.

     The following table provides information as of December 31, 2003 with respect to shares of DUSA's Common Stock that may be issued under our outstanding options, warrants and other rights.

                                                                                       (C)
                                                                            -------------------------
                                     (A)                     (B)              NUMBER OF SECURITIES
                           -----------------------   --------------------    REMAINING AVAILABLE FOR
                           NUMBER OF SECURITIES TO     WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                           BE ISSUED UPON EXERCISE    EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                           OF OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
      PLAN CATEGORY          WARRANTS OR RIGHTS      WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
      -------------        -----------------------   --------------------   -------------------------
Equity compensation plans
  approved by security
  holders                         2,319,950                $11.656                   492,106(1)
Equity compensation plans
  not approved by
  security holders                 425,0002                $ 6.987                       N/A
  Total                           2,744,950                $10.933                   492,106(1)

----------------------------

NOTE:

(1) The 1996 Omnibus Plan, as amended, provides that the maximum number of shares with respect to which awards may be granted shall not exceed 20% of the Company's Common Stock outstanding or a maximum of 2,753,328 shares.

(2) This number includes shares that may be issued upon the exercise of the following: (i) A Class B warrant granted to Dr. Shulman, our President and CEO, for the issuance of 300,000 shares of Common Stock. The exercise price of the warrant is $6.00 per share. This warrant is exercisable and has an expiration date of January 29, 2007; (ii) Options to purchase a total of 85,000 shares of Common Stock with an exercise price of $10.875 per share. This option was granted to PARTEQ Research and Development Innovations, the licensor of certain patents underlying our Levulan(R) PDT/PD systems, on October 21, 1997. PARTEQ has subsequently assigned the right to acquire 26,911 shares under this option to certain individuals. These options have ten (10) year terms and vested at the rate of 25% per year beginning on the first anniversary of the date of the original grant;
      (iii) Options to purchase 15,000 shares of our Common Stock issued to Therapeutics, Inc., a consultant to the Company, which were granted on March 13, 1997. These options have an exercise price of $6.125 per share, ten (10) year terms and vested 20% per year. These options have been subsequently assigned by Therapeutics, Inc. to its principal; and (iv) Options to purchase 25,000 shares of our Common Stock with an exercise price of $6.125 per share. These options were granted to Lumenetics, Inc., our former light device consultant, on March 13, 1997. They have been subsequently assigned by Lumenetics, Inc. to its principals. These options have ten (10) year terms and vested at the rate of 25% per year beginning on the date of the original grant.

     A majority of the votes cast by shareholders entitled to vote, whether in person or by proxy, is required in order to ratify the amendment to the Plan.

     The full text of the proposed amended 1996 Omnibus Plan is attached to this Proxy Statement as Appendix A and reference is made to such attachment for a complete statement of the amendment to the Plan.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                    THE AMENDMENT TO THE 1996 OMNIBUS PLAN.

                        BOARD AUDIT COMMITTEE REPORT(1)

     The Audit Committee assists the Board of Directors by providing oversight of the Company's financial reporting process and the independent auditors. Management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and selecting the independent auditors. A brief description of the responsibilities of the Committee is set forth above under the caption "Meetings and Committees of the Board."

     During 2003, the Audit Committee was composed of four non-employee directors: Messrs. Haft, Lufkin, Bartash and Dr. Abeles. Each Committee member is independent as defined by NASD listing standards and applicable Federal securities law and regulation. In addition, the Board of Directors has designated Mr. Lufkin as the audit committee financial expert. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the current Audit Committee Charter, which was amended on February 27, 2004, is attached to this proxy statement as Appendix B.

     The Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2003 with management. The Committee also discussed with Deloitte & Touche LLP, the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee received from Deloitte & Touche the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditors their independence from the Company and its management. Additionally, the Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence and the fees and costs billed and to be billed for those services as shown on page 4 of this proxy statement.

     Based on its review, and the discussions with the Company's management and its independent auditors, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K. The Committee has also selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended December 31, 2004.

                                         John H. Abeles, MD
                                         David M. Bartash
                                         Jay M. Haft, Esq.
                                         Richard C. Lufkin

----------------------------

(1) The material in the Audit Committee Report, Compensation Committee Report, and under the caption "Performance Graph" are not "soliciting material," are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three (3) non-employee directors. The Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and recommends participants and amounts of stock option awards to the Company's Board of Directors. The Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA. The Committee evaluates compensation based upon the achievement by the individual of corporate goals, and the performance of individual responsibilities. DUSA's President and Chief Executive Officer, Dr.
D. Geoffrey Shulman, is not a member of the Committee, however, the Committee seeks input from Dr. Shulman regarding the performance of DUSA's Vice Presidents, as well as his recommendations for their compensation. Dr. Shulman is present, at the invitation of the Committee, at its meetings, other than during consideration of his own compensation.

     DUSA's executive compensation programs consist of base salary, cash bonus incentives, stock option and stock grant awards. The goals of the Company's executive officer compensation policies are to attract, retain, and reward executive officers who contribute to DUSA's success, to align executive officer compensation with DUSA's performance and to motivate executive officers to achieve the Company's business objectives. The executive officers were evaluated by the Committee against established goals for 2003, including corporate goals, the Company's stock performance and individual goals within each executive officer's area of responsibility.

     With regard to base salary, the Committee believes that DUSA's officers should be compensated at levels comparable to the base salary of executive officers at similar small public biotechnology or pharmaceutical companies. During 2000, the Committee received survey data reporting the salaries for executives of companies in these groups which was prepared by independent consultants. The Committee intends to obtain an updated report regarding executive compensation for similarly situated companies before the end of 2004 in order to stay apprised of current compensation practices at such companies.

     Generally, DUSA's Vice Presidents are eligible to receive up to 30% of their base salary as a cash bonus award. The Committee recognized that these individuals largely achieved their personal goals and corporate goals which had a positive influence on shareholder value for 2003. Therefore, the Committee concluded that DUSA's overall operational performance, particularly with regard to marketing and sales functions, consolidation of regulatory functions, enhanced medical information functions, and approval of DUSA's manufacturing facility, justified favorable consideration of bonuses for its Vice Presidents. Accordingly, DUSA's Vice Presidents received cash bonus awards ranging from approximately 22% to 24% of their base salaries. These cash awards were paid in March 2004.

     The Committee also is using the 2000 survey data from independent consultants to monitor and evaluate the long-term incentive compensation levels of its officers and directors. The Committee believes that a strong stock ownership program is essential to the long-term growth of the Company. In 2004, the Committee granted to DUSA's key executive officers awards of stock options to emphasize the long-term focus required for success in the pharmaceutical industry.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The Committee exercised its subjective judgment and discretion in determining the amounts of Dr. Shulman's base salary, bonus award, and stock option awards for 2003. Dr. Shulman's base salary and cash bonus award for 2003 were determined with reference to the same measures used for all DUSA's executive officers, but with particular emphasis on the maintenance of our financial strength and meeting marketing and sales expectations. Dr. Shulman's base salary for 2003 was $340,000. With regard to a cash bonus award, Dr. Shulman is eligible to receive up to 50% of base salary plus additional amounts for outstanding performance. For 2003, Dr. Shulman's bonus award was 50% of his base salary. Dr. Shulman's bonus award was paid to him in 2004. For 2004, Dr. Shulman proposed that his base salary remain unchanged from that of 2002 and 2003, which proposal was accepted by the Committee.

                                         Jay M. Haft, Esq.
                                         David M. Bartash
                                         Magnus Moliteus

                              PERFORMANCE GRAPH(1)

          COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN
                       AMONG DUSA PHARMACEUTICALS, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                              (PERFORMANCE GRAPH)

                                    1/1/1999      12/31/1999     12/29/2000     12/31/2001     12/31/2002     12/31/2003
DUSA Pharmaceuticals, Inc.          $100.00        $386.44        $227.97        $109.15        $ 22.12        $ 68.47
Drug Manufacturers/Other             100.00         131.60         213.31         189.85         134.88         187.46
NASDAQ Market Index                  100.00         176.37         110.86          88.37          61.64          92.68

     The graph above compares cumulative total shareholder return on our Common Stock for the five-year period ended December 31, 2003, with the cumulative total return on the Nasdaq Market Index and the Media General Drug Manufacturer Index over the same period. The identity of those corporations included in the Media General Financial Services Drug Manufacturer Index may be obtained by contacting Ms. Shari Lovell, Director of Shareholder Services, DUSA Pharmaceuticals, Inc., 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada.

     The graph assumes $100 was invested in DUSA's Common Stock on January 1, 1999, and in each of the indices, and that dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of DUSA's Common Stock.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The name, age and position with the Company of each executive officer who is not a director of the Company is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

                                                                                                    DATE
                  NAME                       AGE                         TITLE                    ELECTED
                  ----                       ---                         -----                    -------
Mark C. Carota...........................    48          Vice President, Operations                2/18/00
Peter M. Chakoutis.......................    38          Vice President, Chief Financial
                                                         Officer and Controller (principal
                                                         financial and accounting officer)         1/01/04
Richard C. Christopher...................    34          Vice President, Financial Planning
                                                         and Business Analysis                     1/01/04
Scott L. Lundahl.........................    45          Vice President, Intellectual Property
                                                         and Regulatory Affairs                    6/23/99
Stuart L. Marcus, MD, Ph.D. .............    57          Vice President, Scientific Affairs;
                                                         Chief Medical Officer                    10/11/93
David Page...............................    44          Associate Vice President, Sales           8/11/03
Paul A. Sowyrda..........................    42          Vice President, Marketing and Sales       8/01/00

     Mark C. Carota has been employed by the Company since October 1999. Prior to joining the Company, Mr. Carota was Director of Operations from November 1998 to October 1999 for Lavelle, Inc., a privately held manufacturer of orthopedic instrumentation. From July 1998 to November 1998, Mr. Carota was employed as Director of Quality Assurance by CGI Inc. Prior to joining CGI Inc., Mr. Carota was employed by Allergan Inc., from February 1997 to July 1998 where he had responsibility for quality assurance, engineering and facilities.

     Peter M. Chakoutis has been employed by the Company since December 2000. Prior to his promotion to his current position on January 1, 2004, he held the position of Controller. Prior to joining the Company, Mr. Chakoutis was Financial Reporting Manager from December 1996 to December 2000 for State Street Corporation, a publicly traded financial holding company that provides a full range of products and services for sophisticated global investors.

     Richard C. Christopher has been employed by the Company since December 2000. Prior to his promotion to his current position on January 1, 2004, he held the position of Director, Financial Analysis. Prior to joining the Company, he was the North American Cost Accounting Manager for Grace Construction Products, a unit of W.R. Grace & Co. from April 1999 to December 2000. Prior to joining Grace Construction Products, Mr. Christopher was employed by the Boston Edison Company from March 1996 until April 1999.

     Scott L. Lundahl has been employed by the Company since May 1998. In 1994, Mr. Lundahl co-founded and became Vice President of Lumenetics, Inc., a privately-owned medical device development company, which, prior to May 1998, provided the Company with consulting services in the light device technology area.

     Stuart L. Marcus, MD, Ph.D. has been employed by the Company since October 1993. Prior to joining the Company, he was Director of the Hematology/Oncology Department of Daiichi Pharmaceuticals Inc., and prior thereto he held positions in the Medical Research Division of the American Cyanamid Company, directing photodynamic therapy clinical development, among other assignments.

     David Page has been employed by the Company since August 2003. Prior to joining the Company, Mr. Page was Vice President of Sales, Aesthetic Division from July 2001 to August 2003 for Lumenis, Inc. From July 1999 to July 2001, Mr. Page was Vice President of Sales for ESC Medical Systems responsible for Aesthetic, Surgical and Veterinary US Markets.

     Paul A. Sowyrda has been employed by the Company since April 2000. From April 1998 to April 2000, Mr. Sowyrda was employed by Aurora Tech, a Division of Carlo Gavazzi, where at the time of his departure he was serving as President and Chief Executive Officer. From October 1997 to February 1998, Mr. Sowyrda was Vice President, Operations of UroMed Corp, Urovation Division.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2003, 2002 and 2001, certain compensation paid by DUSA to its executive officers. All amounts are stated in United States dollars unless otherwise indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                           ---------------------------------------------
                                                                                  AWARDS                 PAYOUTS
                                         ACTUAL COMPENSATION               --------------------   ----------------------
                             -------------------------------------------   RESTRICTED
                                                          OTHER ANNUAL       STOCK                 LTIP      ALL OTHER
                                    SALARY     BONUS    COMPENSATION(1)     AWARD(S)    OPTIONS   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)           ($)             ($)         (#)       ($)         ($)
---------------------------  ----   -------   -------   ----------------   ----------   -------   -------   ------------
D. Geoffrey Shulman, MD,     2003   340,000   170,000           --              --      110,000      --           --
FRCPC, President and Chief   2002   340,000    64,600           --              --      60,000       --           --
Executive Officer            2001   340,000    84,460           --              --      25,000       --           --

Mark C. Carota,              2003   175,000    38,900           --              --      17,500       --           --
Vice President, Operations   2002   157,000    20,300           --              --      17,500       --           --
                             2001   150,731    26,860           --              --       7,500       --           --

Scott Lundahl,               2003   182,000    40,400           --              --      17,500       --           --
Vice President,              2002   168,000    21,700           --              --      17,500       --           --
Intellectual Property and    2001   134,462    27,060           --              --       7,500       --           --
Regulatory Affairs

Stuart L. Marcus, MD,
  Ph.D.,                     2003   250,000    55,500           --              --      17,500       --           --
Vice President,              2002   247,520    17,100           --              --      12,500       --           --
Scientific Affairs and       2001   246,055    34,910           --              --       7,500       --           --
Chief Medical Officer

Paul A. Sowyrda,             2003   180,000    43,200           --              --      17,500       --           --
Vice President,              2002   164,800    21,300           --              --      17,500       --           --
Marketing and Sales          2001   154,350    26,550           --              --       7,500       --           --

----------------------------

NOTES:

(1) No officer had perquisites in excess of $50,000 or 10% of salary and bonus reported for 2003, 2002 or 2001.

                             OPTION GRANTS IN 2003

     The following grants of stock options were made to the named executive officers during fiscal year 2003.

                                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                  ----------------------------------------------------------      VALUE OF ASSUMED
                                   NUMBER OF     PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                                   SECURITIES      OPTIONS/SARS                                  PRICE APPRECIATION
                                   UNDERLYING       GRANTED TO      EXERCISE OF                  FOR OPTION TERM(2)
                                  OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   -----------------------
              NAME                 GRANTED(1)      FISCAL YEAR       ($/SHARE)       DATE          5%          10%
              ----                ------------   ----------------   -----------   ----------   ----------   ----------
Dr. D. Geoffrey Shulman             100,000            25.5%         $   3.00      3/13/13     $      -0-   $  115,000
                                     10,000             2.6%         $   2.51      6/30/13     $   15,800   $   40,000
Mr. Mark C. Carota                   17,500             4.5%         $   1.60      3/13/13     $   17,600   $   44,600
Mr. Scott Lundahl                    17,500             4.5%         $   1.60      3/13/13     $   17,600   $   44,600
Dr. Stuart L. Marcus                 17,500             4.5%         $   1.60      3/13/13     $   17,600   $   44,600
Mr. Paul A. Sowyrda                  17,500             4.5%         $   1.60      3/13/13     $   17,600   $   44,600

----------------------------

NOTES:

(1) All options in this table have been granted pursuant to the 1996 Omnibus Plan, as amended. All options have exercise prices equal to the fair market value on the date of the grant, except for Dr. Shulman's option grant to purchase 100,000 shares, which has an exercise price greater than fair market value on the date of grant.

(2) The potential realizable value is calculated based on the fair market value of DUSA's Common Stock on the date of the grant. These amounts only represent certain assumed rates of appreciation established by the SEC. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END STOCK OPTION VALUES

     The following table provides certain information as to certain stock options exercisable by the named executive officers for the fiscal year 2003, and the value of such options held by them at December 31, 2003, measured in terms of the closing price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 2003 which was $5.05 per share.

                                                                                                 VALUE OF
                                                                            NUMBER OF           UNEXERCISED
                                                                           UNEXERCISED         IN-THE-MONEY
                                                                           OPTIONS AT           OPTIONS AT
                                                                        DECEMBER 31, 2003    DECEMBER 31, 2003
                                     SHARES ACQUIRED       VALUE          EXERCISABLE/         EXERCISABLE/
               NAME                  ON EXERCISE (#)    REALIZED ($)      UNEXERCISABLE        UNEXERCISABLE
               ----                  ---------------    ------------    -----------------    -----------------
Dr. D. Geoffrey Shulman                      --                 --           671,250/            $110,275/
                                                                             193,750             $249,250
Mr. Mark C. Carota                           --                 --            35,625/              $5,163/
                                                                              36,875              $75,863
Mr. Scott L. Lundahl                         --                 --           109,375/             $19,413/
                                                                              38,125              $75,863
Dr. Stuart L. Marcus                         --                 --           175,625/              $3,688/
                                                                              36,875              $71,438
Mr. Paul A. Sowyrda                          --                 --            30,625/              $5,163/
                                                                              41,875              $75,863

                           401(k) PROFIT SHARING PLAN

     The Company adopted a tax-qualified employee savings and retirement 401(k) Profit Sharing Plan (the "401(k) Plan"), effective January 1, 1996, covering all qualified employees. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($11,000 in 2003). Modification of salary reductions can be made monthly (for 2003). Effective February 1, 2003, the Company began to match a participant's contribution up to 1.25% of a participant's salary (the "Company Match"), subject to certain limitations of the 401(k) Plan. Participants vest in the Company Match at a rate of 25% for each year of service to the Company (based on the anniversary of their date of hire). Existing employees will receive credit for past service to the Company.

                               OTHER COMPENSATION

     The Company has employment agreements with each of the executive officers named in the Summary Compensation Table. Pursuant to these agreements, the executive officers are entitled to receive compensation as determined by the Board of Directors and are eligible to receive the benefits generally made available to employees of the Company. DUSA may terminate any of these agreements at any time, with or without cause on sixty (60) days prior written notice. If employment is terminated without cause, DUSA has agreed to pay a severance allowance equivalent to one year of the executive officer's then-current base salary payable in a lump sum, within sixty (60) days following the date of termination. In addition to the foregoing, Dr. Shulman's employment agreement also provides that he shall have the right to exercise, for a period of one year from the date of termination, all stock options granted to him prior to his termination as to all or any part of the shares covered by such options, including shares with respect to which such options would not otherwise be exercisable, subject to restrictions under U.S. or Canadian law.

     In the event an executive officer should die while employed by DUSA, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, within a period of one (1) year from the date of death.

     These employment agreements also provide for certain severance benefits following a change in control of the Company and termination of employment. Upon any "change of control," as defined in the agreements, DUSA shall pay to the executive officer a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination.

     Under the Company's 1996 Omnibus Plan, as amended, any and all outstanding options not fully vested shall automatically vest in full and shall be immediately exercisable upon a "change of control," as defined in the grant agreements. The date on which such accelerated vesting and immediate exercisability shall occur, shall be the date of the occurrence of the change of control.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of DUSA's Common Stock as of April 25, 2004 by: (i) each of our directors; (ii) our named executive officers; (iii) all beneficial owners of greater than 5% of our outstanding Common Stock; and (iv) all of our directors and executive officers as a group.

                                                  NUMBER OF SHARES           PERCENTAGE OF
                                                    BENEFICIALLY              OUTSTANDING
NAME(1)                                               OWNED(2)                 SHARES(3)
-------                                         ---------------------    ---------------------
John H. Abeles, MD............................           89,500(4)                  *
David M. Bartash..............................           50,500(5)                  *
Mark C. Carota................................           48,815(6)                  *
Jay M. Haft, Esq. ............................          103,250(7)                  *
Richard C. Lufkin.............................           97,100(8)                  *
Scott L. Lundahl..............................          119,020(9)                  *
Stuart L. Marcus, MD, Ph.D....................          191,250(10)               1.2%
Magnus Moliteus...............................           15,000(11)                 *
D. Geoffrey Shulman, MD, FRCPC................        1,107,668(12)               6.5%
Paul A. Sowyrda...............................           46,250(13)                 *
All directors and executive officers as a
  group (consisting of 13 persons)............        1,938,603(14)              10.7%
Dimensional Fund Advisors, Inc. ..............          885,800(15)               5.4%
Royce & Associates, Inc. .....................        1,225,600(16)               7.5%
Mr. Jeffrey Casdin and his affiliated
  entities....................................        2,231,400(17)              13.6%
Investors Group Inc. and its affiliated
  entities....................................        1,120,800(18)               6.8%
North Sound Capital LLC.......................          836,317(19)               5.1%
Smithfield Fiduciary LLC......................          897,000(20)               5.4%

----------------------------

* Less than 1%.

NOTES:

(1) Unless indicated otherwise, the individuals listed herein have a business mailing address of c/o DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts, 01887.

(2) Unless indicated otherwise: (i) the individuals and entities listed herein have the sole power to both vote and dispose of all securities that they beneficially own and (ii) beneficial ownership listed includes all options and warrants which are exercisable within 60 days of April 25, 2004.

(3) The percentage of ownership as calculated above includes in the number of shares outstanding for each individual listed those shares that are beneficially, yet not directly, owned. Applicable percentage of ownership is based on 16,744,872 shares of Common Stock outstanding on April 25, 2004 unless noted as otherwise.

(4) 65,000 of the shares indicated represent shares with respect to which Dr. Abeles has the right to acquire through the exercise of options. Of the shares indicated, Dr. Abeles shares investment and voting power with regard 24,500 shares.

(5) 35,000 of the shares indicated represent shares with respect to which Mr. Bartash has the right to acquire through the exercise of options.

(6) 48,750 of the shares indicated represent shares with respect to which Mr. Carota has the right to acquire through the exercise of options. Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Mr. Carota disclaims, but may be deemed to be the beneficial owner of, 15 shares of Common Stock that are held by his adult son and 50 shares held by his daughter, both of whom are members of Mr. Carota's household.

(7) 68,750 of the shares indicated represent shares with respect to which Mr. Haft has the right to acquire through the exercise of options. Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Mr. Haft disclaims, but may be deemed to be the beneficial owner of, 34,500 shares that are held by his spouse.

(8) 95,000 of the shares indicated represent shares with respect to which Mr. Lufkin has the right to acquire through the exercise of options.

(9) 113,750 of the shares indicated represent shares with respect to which Mr. Lundahl has the right to acquire through the exercise of options.

(10) All of the shares indicated represent shares with respect to which Dr. Marcus has the right to acquire through the exercise of options. Dr. Marcus' address is 400 Columbus Avenue, Valhalla, New York, NY 10595.

(11) All of the shares indicated represent shares with respect to which Mr. Moliteus has the right to acquire through the exercise of options.

(12) 300,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants which have an exercise price of CDN $6.79 per Warrant, and 750,000 of such shares represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of options. Dr. Shulman's address is 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada.

(13) All of the shares indicated represent shares with respect to which Mr. Sowyrda has the right to acquire through the exercise of options.

(14) All of the shares indicated, Class B Warrants and options, as the case may be, as discussed in footnotes (4) through (13) above are included, as well as 1,478,000 shares which may be acquired through the exercise of options.

(15) The number of shares beneficially owned is based upon information disclosed by Dimensional Fund Advisors Inc. on a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2004. Dimensional Fund Advisors Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(16) The number of shares beneficially owned is based upon information disclosed by Royce & Associates, Inc. on a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2004. Royce & Associates, Inc.'s address is 1414 Avenue of the Americas, New York, New York 10019.

(17) The number of shares beneficially owned is based upon information disclosed by Cooper Hill Partners LLC on a Form 4 filed with the Securities and Exchange Commission on March 18, 2004. Mr. Casdin and Cooper Hill Partners LLC's address is 230 Park Avenue, New York, New York 10169. As the sole general partner of CLSP, L.P.; CLSP II, L.P.; CLSP/SBS I, L.P. and CLSP/SBS II, L.P., each a private investment partnership, Cooper Hill Partners, LLC has the power to vote and dispose of the securities owned by each of these partnerships and, accordingly, may be deemed the "beneficial owner" of such securities. Mr. Casdin is also the sole member of Casdin Capital, LLC, the general partner of Cooper Hill Partners, L.P. Pursuant to an investment advisory contract, Cooper Hill Partners, L.P. currently has the power to vote and dispose of the securities held for the account of CLSP Overseas, Ltd. and, accordingly, may be deemed the "beneficial owner" of such securities.

(18) The number of shares beneficially owned is based upon information disclosed by Investors Group Inc. and its affiliated entities on a
      Schedule 13G/A filed with the Securities and Exchange Commission on February 17,

      2004. The number of shares listed includes 582,700 shares beneficially owned by Investors Canadian Small Cap Fund, 529,800 shares beneficially owned by Investors Canadian Small Cap Growth Fund, 6,000 shares beneficially owned by Investors Canadian Small Cap Class, 2,300 shares beneficially owned by Investors Canadian Small Cap Growth Class, 1,120,800 beneficially owned by I.G. Investment Management, Ltd., 1,112,500 shares beneficially owned by Investors Group Trust Co. Ltd., 1,112,500 shares beneficially owned by Investors Group Inc., 1,112,500 shares beneficially owned by Investors Group Trustco Inc. and 8,300 shares beneficially owned by Investors Group Corporate Class Inc. Investors Group Inc. owns 100% of the issued and outstanding Class A Common Shares of Investors Group Trustco Inc. Investors Group Trustco Inc. owns 100% of the issued and outstanding Class A Common Shares of the Investors Group Management Ltd. Investors Group Trustco Inc. also owns, directly or indirectly, 100% of the issued and outstanding Common Shares of the Investors Group Trust Co. Ltd. Investors Group Trustco Inc., Investors Group Management Ltd., Investors Group Trust Co. Ltd., Investors Canadian Small Cap Fund and Investors Canadian Small Cap Growth Fund are ultimately controlled by Investors Group Inc. through its ownership of 100% of the issued and outstanding Class A Common Shares of Investors Group Trustco Inc. Power Financial Corporation owns 56.1% of the Common Stock of Investors Group Inc. Power Corporation of Canada, of which Mr. Paul Desmarais controls 64.7% of the voting power, owns 67.4% of the Common Stock of Power Financial Corporation. Investors Group Inc.'s address is One Canada Centre, 447 Portage Avenue, Winnipeg, Manitoba R3C 3B6 Canada.

(19) The number of shares beneficially owned and ownership percentage are based upon information disclosed by North Sound Capital LLC on a Schedule 13G filed with the Securities and Exchange Commission on April 15, 2004. The ultimate managing member of North Sound Capital LLC is Thomas McAuley. North Sound Capital LLC may be deemed the beneficial owner of the shares in its capacity as the managing member of North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. (the "Funds"), who are the holders of such shares. As the managing member of the Funds, North Sound Capital LLC has voting and investment control with respect to the shares of common stock held by the Funds. North Sound Capital LLC's address is 53 Forest Avenue, Suite 202, Old Greenwich, CT 06870.

(20) Highbridge Capital Management, LLC ("Highbridge") is the trading manager of Smithfield Fiduciary LLC ("Smithfield") and consequently has voting control and investment discretion over the shares of common stock held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge and Messrs. Dubin and Swieca disclaims beneficial ownership of the shares held by Smithfield. Smithfield Fiduciary LLC's address is 9 West 57th Street, 27th Floor, New York, NY 10019.

                           SHAREHOLDER PROPOSALS AND
                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     In order to be included in the Board of Directors' proxy statement and proxy card for the 2005 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before January 8, 2005. Proposals should be directed to the attention of Ms. Shari Lovell at the Company's offices located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or to the attention of the Secretary, Nanette W. Mantell, Esq., c/o Reed Smith LLP, Princeton Forrestal Village, 136 Main Street - Suite 250, Princeton, New Jersey 08543.

     In addition, if a shareholder wishes to present a proposal at the Company's 2005 Annual Meeting which is not intended to be included in the Company's proxy statement for that meeting, the Company must receive written notice of the shareholder proposal by March 23, 2005. If DUSA does not receive timely notice of such a shareholder proposal, the Company will retain its discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card, and shareholders have not had an opportunity to vote on the proposal by proxy.

     The Board of Directors believes that the most efficient method for shareholders and other interested parties to raise issues and ask questions and to get a response is to direct such communications to DUSA through its Shareholder Services department at the address provided in the Contact DUSA section of our public website, www.dusapharma.com. If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, then the following method is available. To ensure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board of Directors:

                            DUSA Pharmaceuticals, Inc.
                            Board of Directors
                            Attention: Chairman of the Board
                            c/o DUSA Pharmaceuticals, Inc.
                            25 Upton Drive
                            Wilmington, MA 01887

     The above address is supervised by DUSA which will promptly forward to the Board any communication intended for them. The Board believes that DUSA should speak with one voice and has empowered management to speak on the company's behalf subject to the Board's oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take into consideration ideas, concerns and positions that are presented in a concise, clear, supported and constructive manner.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, officers and any person holding more than ten percent (10%) of our Common Stock are required to report their ownership of securities and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms we have received, DUSA believes that all of our officers, directors and shareholders holding ten percent (10%) or more of our Common Stock complied with all filing requirements applicable to them with respect to their reporting obligations except for a single untimely filing by Mr. Chakoutis reporting his initial holdings of the Company's securities and one filing by Mr. Haft reporting his indirect acquisition of shares through his spouse in three transactions that occurred in 2002. In making these statements, we have relied on the written representations of our directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission.

                                 OTHER MATTERS

     Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

     The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. The Company intends to request that banks and brokers holding shares of DUSA Pharmaceuticals, Inc. Common Stock forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company has retained its transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of under $10,000.

     Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

                                   APPENDIX A

                           DUSA PHARMACEUTICALS, INC.
                               1996 OMNIBUS PLAN
                          (As Amended April 23, 2004)

                                   ARTICLE I.

                                    PURPOSE

     This Omnibus Plan (the "Plan") is intended to promote the growth and general prosperity of DUSA Pharmaceuticals, Inc. (the "Company") and its shareholders by offering incentives to its key directors, employees and consultants of the Company who are primarily responsible for the growth of the Company and to attract and retain qualified directors, employees and consultants of the Company and thereby benefit its shareholders based on the growth of the Company.

                                  ARTICLE II.

                                  DEFINITIONS

     Unless the context indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section:

          (a) "Award" shall mean grants under this Plan that provide the participants with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c)  "Cause" shall mean deliberate, willful or gross misconduct.

          (d)  A "Change of Control" shall be deemed to have taken place upon
     (i) the acquisition by a third person, including a "group" as defined in
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets by another entity or for a merger, reorganization, consolidation or other business combination to which the Company is a part; or (iii) the election during any period of 24 months or less of 50% or more of the Directors of the Company where such Directors were not in office immediately prior to such period provided, however, that no "Change of Control" shall be deemed to have taken place if the Directors of the Company in office on the date of adoption of the Plan, or their successors in office nominated by such Directors, affirmatively approve a resolution to such effect.

          (e) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

          (f) "Committee" shall mean, collectively, the Board, or any Committee of two or more Non-Employee Directors, that may be designated by the Board to administer the Plan.

          (g) "Common Stock" shall mean all classes of stock, without par value, including convertible preferred, stock purchase warrants and all common stock equivalents.

          (h) "Consultant" shall mean any person who (i) is engaged to perform services for the Company or its Subsidiaries, other than as an Employee or Director, or (ii) has agreed to become a consultant within the meaning of clause (i).

          (i)  "Director" shall mean any member of the Board.

          (j) "Disability" shall mean inability to perform the services required hereunder due to mental or physical disability which continues for either (i) a total of 180 working days during any 12- month period or (ii) 150 consecutive working days.

          (k) "Employee" shall mean (i) any full-time employee of the Company or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Company or its Subsidiaries), or (ii) any person who has agreed to become an employee within the meaning of clause (i).

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934 as it may be amended from time to time.

          (m) "Fair Market Value" of the Common Stock on a given date shall be based upon, the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation).

          (n)  "Grantee" shall mean a person granted an Award under the Plan.

          (o) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Common Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

          (p)  "1933 Act" shall mean the Securities Act of 1933; as amended.

          (q) "Non-Employee Director" shall mean a non-employee director as defined in Exchange Act Rule 16b-3(b)(3)(i).

          (r) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Common Stock that is not an ISO.

          (s) "Options" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan. Each option is exercisable into one share of Common Stock of the Company.

          (t) "Parent" shall mean any parent corporation as defined in Section 424 of the Code.

          (u) "Performance Awards" shall mean grants under the Plan, payable in cash, Common Stock, other securities or other awards and shall confer on the holder there of the right to receive payments, upon the achievement of such performance goals during such performance periods as the Committee shall establish.

          (v) "Restricted Stock" shall mean Common Stock subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

          (w) "SAR" shall mean a right to receive, upon surrender of the right, but without payment, an amount payable in cash.

          (x) "Subsidiary" shall mean (i) any corporation with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such Company, or (ii) any entity which the Committee reasonably expects to become a subsidiary within the meaning of clause (i).

                                  ARTICLE III.

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full discretion and the exclusive power
(i) to select the Employees, Consultants and Directors who will participate in the Plan and to make Awards to such Employees, Consultants, and Directors, (ii) to determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the Plan, and (iii) to resolve all questions relating to the administration of the Plan. The interpretation of and application by the Committee of any provision of the Plan shall be final and conclusive. The Committee may in its discretion establish such rules and guidelines relating to the Plan as it may deem desirable. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted hereunder. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee shall keep minutes of its actions under the Plan.

                                  ARTICLE IV.

                   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Article XV, the maximum number of shares with respect to which the Awards may be granted under the Plan shall not exceed twenty percent (20%) of the number of shares of Common Stock outstanding or a maximum of 3,343,874 shares. Any shares subject to an Award under the Plan, which Award for any reason expires or is terminated unexercised as to such shares, shall again be available for the grant of other Awards under the Plan provided, however, that forfeited Common Stock or other securities shall not be available for further Awards if the participant has realized any benefits of ownership from such Common Stock. Shares delivered upon exercise of the Awards, at the election of the Board of Directors of the Company, may be stock that is authorized but previously unissued or stock reacquired by the Company or both.

                                   ARTICLE V.

                                  ELIGIBILITY

     The individuals who shall be eligible to participate in the Plan shall be Employees, Consultants and Directors of the Company. An Employee, Consultant or Director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

                                  ARTICLE VI.

              GRANTS OF STOCK OPTIONS TO EMPLOYEES AND CONSULTANTS

     The Committee may grant Options, as follows, which may be designated as (i) NQSOs or (ii) ISOs intended to qualify under Code Section 422:

          (a) Nonqualified Stock Options. A NQSO is a right to purchase a specified number of shares of Common Stock during such specified time as the Committee may determine, not to exceed ten (10) years, at a price determined by the Committee that, unless deemed otherwise by the Committee, is not less than the Fair Market Value of the Common Stock on the date the option is granted. NQSOs granted to Employees and Consultants shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.

             (i) The purchase price of the Common Stock subject to the NQSO may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Common Stock or through a combination of Common Stock and cash or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Common Stock will be issued or accepted.

             (ii) Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept, as full or partial payment of the purchase price of Common Stock issued upon the exercise of the NQSO, a promissory note of the person exercising the NQSO evidencing the person's obligation to make future cash payments to the Company, which promissory note shall be payable as determined by the Company (but in no event later than five (5) years after the date thereof), shall be secured by a pledge of the shares of Common Stock purchased and shall bear interest at a rate established by the Committee and (B) the Committee may also permit the person exercising the NQSO, either on a selective or aggregate basis, to simultaneously exercise the NQSO and sell the shares of Common Stock acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from sale as payment of the purchase price of such Common Stock.

          (b) Incentive Stock Options. An ISO is an Award in the form of an Option to purchase Common Stock that complies with the requirements of Code
     Section 422 or any successor section.

             (i) The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares of Common Stock subject to ISOs which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000. To the extent that ISOs granted to an employee exceed the limitation set forth in the preceding sentence, ISOs granted last shall be treated as NQSOs.

             (ii) No ISO may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted or the date this Plan is approved by shareholders, whichever is earlier.

             (iii)  No ISO may be exercisable more than:

                (A) in the case of an Employee who is not a Ten Percent Shareholder, within the meaning of Code Section 422, on the date the ISO is granted; ten (10) years after the date the ISO is granted; and

                (B) in the case of an Employee who is a Ten Percent Shareholder, within the meaning of Code Section 422, on the date the ISO is granted, five (5) years after the date the ISO is granted.

             (iv) The exercise price of any ISO shall be determined by the Committee and shall be no less than:

                (A) in the case of an Employee who is not a Ten Percent Shareholder, on the date the ISO is granted, the Fair Market Value of the Common Stock subject to the ISO on such date; and

                (B) in the case of an Employee who is a Ten Percent Shareholder, on the date the ISO is granted, not less than 110 percent of the Fair Market Value of the Common Stock subject to the ISO on such date.

             (v) The Committee may provide that the option price under an ISO may be paid by one or more of the methods available for paying the option price of an NQSO.

             (vi) ISOs shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.

                                  ARTICLE VII.

        GRANTS OF STOCK APPRECIATION RIGHTS TO EMPLOYEES AND CONSULTANTS

     An SAR is a right to receive, upon surrender of the right, but without payment, an amount payable in cash.

          (i) The amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR. The exercise price of the SAR shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

          (ii) In the case of an SAR granted in tandem with an ISO to an Employee or Consultant who is a Ten Percent Shareholder on the date of such grant, the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

          (iii) The applicable percentage and exercise price shall be established by the Committee at the time the SAR is granted.

          (iv) SARs shall vest at the rate of one quarter of the total granted on each of the first, second, third and fourth anniversaries of the day of the grant, subject to satisfaction of certain conditions involving continuous periods of service or engagement.

                                 ARTICLE VIII.

            GRANTS OF RESTRICTED STOCK TO EMPLOYEES AND CONSULTANTS

     Restricted Stock is Common Stock of the Company that is issued to a participant at a price determined by the Committee, which price may be zero, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

                                  ARTICLE IX.

           GRANTS OF PERFORMANCE AWARDS TO EMPLOYEES AND CONSULTANTS

     A Performance Award granted under the Plan (i) may be denominated or payable in cash, Common Stock (including without limitation, Restricted Stock), other securities or other Awards and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

                                   ARTICLE X.

   GRANTS OF OTHER STOCK-BASED INCENTIVE AWARDS TO EMPLOYEES AND CONSULTANTS

     The Committee may from time to time grant Awards under this Plan that provide the participant with the right to purchase Common Stock or that are valued by reference to the Fair Market Value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Company), provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee will determine the price of any Award and may accept any lawful consideration.

                                  ARTICLE XI.

                      GRANTS OF STOCK OPTIONS TO DIRECTORS

     (a) Directors of the Company shall be eligible to receive NQSOs under the Plan. Each individual who agrees to become a Director shall receive, on June 30th of the first year of such service or as of the close of business thirty
(30) days following his/her election, whichever shall first occur, and without the exercise of the discretion of any person, a NQSO under the Plan relating to the purchase of 15,000 shares of Common Stock at an exercise price equal to the Fair Market Value. Thereafter, on June 30th of each year, each individual who is a continuing Director shall receive, without the exercise of the discretion of any person, a NQSO under the Plan relating to the purchase of 10,000 shares of Common Stock.

          (i) Notwithstanding the preceding, all continuing directors on June 30, 2001, shall receive, for that year only, a NQSO under the Plan relating to the purchase of 5,000 shares of Common Stock.

     (b) The exercise price of each share of Common Stock subject to a NQSO granted to a Director shall equal the Fair Market Value of a share of Common Stock on the date such NQSO is granted. The option price of a NQSO granted to a Director may be paid in accordance with Article VI (a) (i) and (ii) of the Plan.

     (c) Each automatic NQSO granted to a Director shall vest in full on the date of the grant. The NQSOs to directors shall have a term not to exceed ten
(10) years from the date of grant, or, if later, the date the Grantee becomes a Director. Notwithstanding the exercise period of any NQSO granted to a Director, all such NQSOs shall immediately become exercisable upon (i) the death of a Director while serving as such, or (ii) a Change of Control.

                                  ARTICLE XII.

                              EXERCISE OF OPTIONS

     Options granted under the Plan may be exercised by a Grantee only while the Employee, Consultant or Director is and, continuously since the date the Option was granted, has been an Employee, Consultant or Director of the Company or one of its subsidiaries, except that:

          (i) if the Grantee's termination of employment is other than for Cause, any Options held by the Grantee may be exercised, to the extent then exercisable, for a period of three months after the date of such termination of employment;

          (ii) if such termination of employment is by reason of retirement or disability, any Options held by the Grantee at the time of death or disability will be exercisable for a period of 12 months after the date of such termination of employment;

          (iii) in the event of death after termination of employment pursuant to (i) or (ii) above, the person or persons to whom the Grantee's rights are transferred by will or the laws of descent and distribution shall have a period of three years from the date of termination of the Grantee's employment to exercise any Options which the Grantee could have exercised during such period; and

          (iv) in the event of the death of an Grantee while employed, any Options then held by the Grantee shall become fully and immediately exercisable and may be exercised by the person or persons to whom the Grantee's rights are transferred by will or the laws of descent and distribution for a period of three years after the Grantee's death. In no event, however, shall any Option be exercisable after the date specified in
     Article VI, as applicable.

     An Option granted hereunder shall be exercisable, in whole or in part, only by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of shares of Common Stock to be purchased and accompanied by payment thereof and otherwise in accordance with the option agreement pursuant to which the Option was granted.

     In the event of a Change of Control affecting the Company, then, notwithstanding any provision of the Plan or of any provisions of any Award agreements entered into between the Company and any participant to the contrary, all Awards that have not expired and which are then held by any participant (or the person or persons to whom any deceased participant's rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

                                 ARTICLE XIII.

                                AWARD AGREEMENTS

     Each Award granted under the Plan shall be evidenced by an Award agreement between the Grantee and the Company, setting forth the number of shares of Common Stock, SARs, or units subject to the Award and such other terms and conditions applicable to the Award not inconsistent with the Plan as the Committee may deem appropriate.

                                  ARTICLE XIV.

                                TAX WITHHOLDING

     The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company or any subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of

Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable upon exercise of such Award in order to satisfy such withholding obligation and (ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the participant.

                                  ARTICLE XV.

                          DILUTION OR OTHER ADJUSTMENT

     If the Company is a party to any merger or consolidation, or undergoes any separation, reorganization or liquidation, the Board of Directors of the Company shall have the power to make arrangements, which shall be binding upon the holders of unexpired Awards, for the substitution of new Awards for, or the assumption by another corporation of, any unexpired Awards then outstanding hereunder. In the case of any ISO, such action shall be taken only in the manner and to the extent permitted by Sections 422 and 424 of the Code. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock, or other similar change in capitalization or in the corporate structure of shares of the Common Stock of the Company, the Committee shall conclusively determine the appropriate adjustment in the option prices of outstanding Options, in the number and kind of shares or other securities as to which outstanding Awards shall be exercisable, and in the aggregate number of shares with respect to which Awards may be granted. In the case of any ISO, any such adjustment in the shares or other securities subject to the ISO (including any adjustment in the Option price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code.

                                  ARTICLE XVI.

                                 ASSIGNABILITY

     No Award granted under this Plan shall be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and Awards shall be exercisable during the Grantee's lifetime only by the Grantee.

                                 ARTICLE XVII.

                            AMENDMENT OR TERMINATION

     The Board of Directors of the Company may at any time amend, suspend or terminate the Plan subject to the regulatory requirements of the United States Securities and Exchange Commission and the National Association of Securities Dealers or other applicable federal or state regulatory authority, provided, however, that no change in any Awards previously granted may be made without the consent of the holder thereof.

                                 ARTICLE XVIII.

                               GENERAL PROVISIONS

     (a) Common Stock acquired pursuant to the exercise of an Option under the Plan shall be subject to applicable transfer restrictions under applicable Canadian or United States federal securities laws, under the requirements of any national securities exchange or market upon which such Common Stock are then listed and/or traded, and under any blue sky or state securities laws applicable to such Common Stock. If the instrument evidencing the Option so provides, Common Stock issued on exercise of an Option granted under the Plan may upon issuance be subject to additional restrictions.

     (b) At the discretion of the Board of Directors, the Options and the shares of Common Stock received upon exercise of an Option shall be registered with the United States Securities and Exchange Commission and any applicable state securities law commission. In the absence of such registration, both the Options and the shares of Common Stock underlying the Options: 1) will be issued only pursuant to an exemption from registration; 2) cannot be sold, pledged, traded or otherwise disposed of in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that such registration is not required; 3) will bear an appropriate restrictive legend to that effect. Individuals receiving Options may be required to sign an investment letter satisfactory to the Board of Directors at the time the Options are exercised, and may be required to comply with any other requirements for an exemption under the Securities Act of 1933 and any applicable state securities law exemption.

     (c) The proceeds received by the Company from the sale of Common Stock, pursuant to the exercise of Options granted under the Plan, shall be added to the Company's general funds and used for general corporate purposes.

     (d) No Awards may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

     (e) No Award recipient shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

     (f) Nothing contained in the Plan or in Awards granted thereunder shall confer upon any Employee, Consultant or Director any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

                                  ARTICLE XIX.

                                 EFFECTIVE DATE

     The Plan shall become effective on the date of its adoption by the Board of Directors of the Company subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company within 12 months after the date of the Plan's adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan shall be null and void and the Company shall have no liability thereunder. No Award granted under the Plan shall be exercisable until such shareholder approval has been obtained.

                                  ARTICLE XX.

                                  TERMINATION

     No Award may be granted under the Plan on or after the date which is ten years following the effective date specified in Article XIX, but Awards previously granted may be exercised in accordance with their terms.

Adopted June 6, 1996
As amended June 5, 1997, June 11, 1998,
February 28, 2001, May 1, 2003 and April 23, 2004

                                   APPENDIX B

                     AMENDED CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                           DUSA PHARMACEUTICALS, INC.

                                   ARTICLE I.

                                    PURPOSE

     The purpose of the Audit Committee of the Board of Directors (the "Committee") of DUSA Pharmaceuticals, Inc. ("DUSA") is to oversee the accounting and financial reporting processes and audits of the financial statements and to act as a liaison between the Board of Directors (the "Board") and the outside independent auditors.

                                  ARTICLE II.

                                RESPONSIBILITIES

     The Committee's function shall be one of oversight and review. It is not expected to control DUSA's accounting practices or to define the standards to be used in the preparation of DUSA's financial statements. The Committee shall be responsible for the following:

          1. Selecting and replacing the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee, unless National Association of Securities Dealers ("NASD") or the Securities and Exchange Commission (the "Commission") requirements dictate otherwise. The Committee shall also be responsible for selecting, replacing, compensating and overseeing the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit, review or related work.

          2. Reviewing with the outside auditors, the internal auditors, if any, and management the unaudited quarterly financial statements, the planning and scope of the audits of the financial statements, and the results of those audits.

          3. Reviewing with the outside auditors, the internal auditors, if any, and management the adequacy of internal accounting controls.

          4. Reviewing and discussing quarterly reports from the independent auditors on:

             (a)  All critical accounting policies and practices to be used;

             (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

             (c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

          5. Obtaining from the outside auditors a formal written statement, consistent with Independence Standards Board Standard 1, delineating all relationships between DUSA and the auditors, engaging in a dialogue with the outside auditors regarding any disclosed relationships, and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditors.

          6. Reviewing and reassessing the adequacy of this Charter on an annual basis and proposing appropriate amendments to the Board for its consideration.

          7. Monitoring other corporate and financial policies as requested by the Board.

          8. Investigating any matter brought to its attention, with the power and authority to retain and compensate counsel and/or other experts for this purpose.

          9. Preapproving all auditing services and permitted non-audit services to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in
     Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

          10. Discussing with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

          11. Ensuring the rotation of the independent auditor personnel as required by law or regulation.

          12. Obtaining from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

          13. Establishing procedures, as required by the Commission or the NASD, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          14. Reviewing and approving all related party transactions of the Company.

          15. Reviewing disclosures made to the Committee, if any, by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the annual report on Form 10-K and quarterly report on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

          16. Reviewing and discussing any reports concerning material violations submitted to the Committee by the Company's counsel pursuant to the Commission's attorney professional responsibility rules.

                                  ARTICLE III.

                          COMPOSITION AND INDEPENDENCE

     The Committee shall be composed of at least three (3) independent directors, recommended for membership by the Nominating and Corporate Governance Committee, as defined by the rules of the NASD. Each member of the Committee shall be able to read and understand fundamental financial statements as required by the NASD. At least one (1) member of the Committee shall be an Audit Committee Financial Expert, or have the financial expertise required by the NASD and the Commission. If no such Audit Committee Financial Expert serves on the Committee, DUSA shall disclose why no such Audit Committee Financial Expert serves on the Committee, as specified by the NASD or Commission requirements. The Committee members shall select a Chairman from among the members who shall preside over meetings of the Committee consistent with the provisions of DUSA's By-laws. The Chairman shall maintain regular liaison with senior management and the internal and outside auditors as he or she determines is necessary or appropriate.

                                  ARTICLE IV.

                              MEETINGS AND REPORTS

     The Committee shall meet on a regular basis, but no less than quarterly, and may ask members of management or others to attend such meetings to provide pertinent information, as necessary. A quorum shall be declared when a majority of the appointed members of the Committee are in attendance.

     The Committee shall report to the full Board on a quarterly basis with respect to its activities and its recommendations. The Committee shall report to the shareholders, once each year, in DUSA's proxy statement for its annual meeting. The report to shareholders shall include the information required by Regulation S-K, Item 306 of the Exchange Act.

                                   ARTICLE V.

                            RESOURCES AND AUTHORITY

     The Committee shall have the authority, to the extent it deems it necessary or appropriate, to retain, compensate and terminate independent legal, accounting or other advisors without the approval of Board or management of the Company.

Adopted as of February 27, 2004

                           DUSA PHARMACEUTICALS, INC.
                          PROXY FOR 2004 ANNUAL MEETING
                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

      The undersigned hereby appoints D. Geoffrey Shulman, MD, FRCPC and Shari Lovell, or either of them, each with power of substitution, proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of DUSA Pharmaceuticals, Inc. (the "Company") to be held on Thursday, June 10, 2004, at 11:00 a.m., at the Company's offices located at 25 Upton Drive, Wilmington, Massachusetts.

SHAREHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA.

      The Board of Directors recommends a vote FOR each of the items listed below. Unless otherwise specified, the vote represented by this proxy will be cast FOR Items 1, 2 and 3.

1.    Election of Directors

      Nominees:  Jay M. Haft, Esq.; John H. Abeles, MD; David M. Bartash;
                 Richard C. Lufkin; Magnus Moliteus; and D. Geoffrey Shulman, MD, FRCPC

                               (Mark Only One Box)

      O     FOR all nominees listed above
      O     WITHHOLD authority to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.


2. Ratification of the selection of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2004.

            O  For            O  Against              O  Abstain
--------------------------------------------------------------------------------


3. Ratification of the amendment to the 1996 Omnibus Plan, as amended, to increase the number of shares of common stock reserved for issuance pursuant to the plan from 2,753,328 to 3,343,874 shares.

            O  For            O  Against              O  Abstain
--------------------------------------------------------------------------------

                                 [REVERSE SIDE]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------

      PLEASE SIGN HERE as your name appears in this Proxy. When shares are held by joint tenants, each joint tenant should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such. If the signer is a corporation, please sign in full corporate name by a duly authorized officer; if a partnership, please sign in the partnership name by an authorized person.



                                        ---------------------------------------
                                        Date


                                        Signature of Shareholder


                                        Signature if held jointly